EXHIBIT 23.01

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               Consent of Independent Accountants





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23913) of Swank, Inc. of our report dated February 16, 1999 appearing on page 16 of the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.


 /s/ PricewaterhouseCoopers LLP

 PricewaterhouseCoopers LLP
 Boston, Massachusetts
 March  25, 1999